UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2020 (February 14, 2020)

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Park Plaza, Suite 550 Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 480-8300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACTG	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2019, the Board of Directors (the “Board”) of Acacia Research Corporation (“Acacia” or the “Company”) approved, subject to stockholder approval, an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock by 200,000,000 shares, or from 100,000,000 shares to 300,000,000 shares (the “Charter Amendment”). The Charter Amendment was approved by the Company’s stockholders at the special meeting of stockholders held on February 14, 2020 (the “Special Meeting”) and filed with the Secretary of State of the State of Delaware on February 18, 2020.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 14, 2020, Acacia held its Special Meeting at the offices of Schulte Roth & Zabel LLP at 919 Third Avenue, New York, New York. As of December 20, 2019, the record date for the Special Meeting, there were 50,370,987 shares of the Company’s common stock (the “Common Stock”) and 350,000 shares of the Company’s Series A Convertible Preferred Stock (“Preferred Shares”) issued and outstanding.

At the Special Meeting, 45,283,297 shares of the Common Stock and 350,000 Preferred Shares were present in person or represented by proxy, constituting a quorum for the conduct of business at the Special Meeting. As previously described in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on January 17, 2020 (the “Proxy Statement”), although holders of the Preferred Shares generally have the right to vote with the holders of the Common Stock on an as-converted basis, the holders of the Preferred Shares were not entitled to vote such shares on Proposal No. 1 at the Special Meeting.

Set forth below are brief descriptions of the proposals voted upon at the Special Meeting, and the final results of the stockholder vote on each proposal, as certified by First Coast Results, Inc., the inspector of election for the Special Meeting. These proposals are described in more detail in the Proxy Statement.

Proposal No. 1: To approve, for purposes of Nasdaq Rules 5635(b) and 5635(d), as applicable, (i) the voting of the Preferred Shares on an as-converted basis and (ii) the issuance of the maximum number of shares of common stock issuable in connection with the potential future (A) conversion of the Preferred Shares and (B) exercise of Warrants, in each case, without giving effect to the Exchange Cap set forth in the Certificate of Designations and in the Series A Warrants (as such terms are defined in the Proxy Statement), issued pursuant to the Securities Purchase Agreement, dated November 18, 2019, by and among Acacia, Starboard Value LP and the investors listed therein.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
30,997,359	6,389,526	73,470	7,822,942

Proposal No. 2: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock by 200,000,000 shares, or from 100,000,000 shares to 300,000,000 shares.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
46,471,536	8,212,665	188,138	0

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

3.1 Certificate of Amendment of Amended and Restated Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2020

Acacia Research Corporation

By: /s/ Clifford Press
Chief Executive Officer